EXHIBIT 28(h) 28 UNDER FORM N-1A

EXHIBIT 10 UNDER ITEM 601/REG. S-K

Amendment to Financial Administration

and Accounting Services Agreement

This Amendment to Financial Administration and Accounting Services Agreement (this “Amendment”) is dated as of March 1, 2015, by and among each of the investment companies listed on Exhibit A hereto (each, a “Trust”) and State Street Bank and Trust Company (“State Street”).

RECITALS

WHEREAS, the Trusts and State Street are parties to a certain Financial Administration and Accounting Services Agreement, dated as of March 1, 2011 (such agreement, together with all exhibits, schedules, and any other documents executed or delivered in connection therewith, the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.	Amendments. The Agreement is hereby amended as follows:

(a)                The first sentence of Section XV.A of the Agreement is deleted in its entirety and replaced as follows:

“A. Term. This Agreement shall become effective as of March 1, 2015 and shall remain in full force and effect for a period of four (4) years from the effective date (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least six (6) months prior to the expiration of the Initial Term.”

(b)               The first paragraph of Section XVI. of the Agreement is deleted in its entirely and replaced as follows:

“State Street shall receive from the Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time as set forth in the fee schedule between, and agreed upon by, the parties (the “Fee Schedule”). The parties shall review the existing Fee Schedule and an appropriate adjustment to the fee, if any, shall be negotiated by the parties within ninety (90) days in the event that (i) there is a substantial change in the number or mix of types of funds, other than a change resulting from the merging or closing of funds in the normal course of business; (ii) new types of funds are offered; or (iii) there are material modifications or changes to the service delivery requirements.”

(c)                Section X of the Agreement is hereby amended to amend the notice address to State Street, as follows:

“STATE STREET BANK AND TRUST COMPANY

1 Iron Street

Boston, MA 02210

Attention: Michael E. Hagerty, Senior Vice President, Mailstop CCB0700

Telephone: 617-662-3630

Facsimile: 617-662-3690

with a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

P.O. Box 5049

Boston, MA 02206-5039

Attention: Senior Vice President and Senior Managing Counsel

(d)               Exhibit A to the Agreement is deleted in its entirety and replaced with the attached Exhibit A.

2.                  No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

3.                  Governing Law. This Amendment shall be deemed to have been made in The Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules.

4.                  This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Financial Administration and Accounting Services Agreement to be executed as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

EACH OF THE INVESTMENT COMPANIES

LISTED ON EXHIBIT A ATTACHED HERETO

By: /s/ Lori A. Hensler

Name: Lori A. Hensler

Amendment to Financial Administration
and Accounting Services Agreement

This Amendment to Financial Administration and Accounting Services Agreement (this “Amendment”) is dated as of October 14, 2015, by and among each of the investment companies listed on Exhibit A hereto (each, a “Trust”) and State Street Bank and Trust Company (“State Street” or “Administrator”).

RECITALS

WHEREAS, the Trusts and State Street are parties to a certain Financial Administration and Accounting Services Agreement, dated as of March 1, 2011 (such agreement, together with all exhibits, schedules, and any other documents executed or delivered in connection therewith, the (“Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Amendments. The Agreement is hereby amended as follows:

(a) Section III.A of the Agreement is hereby amended by adding the following at the end of paragraph 11:

“12. Schedules A and A(i) attached hereto as Exhibit 1 are added to the Agreement as Schedules A and A(i).

(b) Exhibit A to the Agreement is deleted in its entirety and replaced with the attached Exhibit A.

2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

3. Governing Law. This Amendment shall be deemed to have been made in The Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules.

4. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto caused to Amendment to Financial Administration and Accounting Services Agreement to be executed as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By: /s/ Gunjan Kedia

Name: Gunjan Kedia

Title: Executive Vice President

EACH FO THE INVESTMENT COMPANIES

LISTED ON EXHIBIT A ATTACHED HERETO

By: /s/ Lori A. Hensler

Name: Lori A. Hensler

Title: Fund Treasurer